As filed with the Securities and Exchange Commission on March 24, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

INCANNEX HEALTHCARE INC.

(Exact name of registrant as specified in its charter)

Delaware	93-2403210
(State or other jurisdiction of incorporation)	(IRS Employer Identification No.)

Suite 105, 8 Century Circuit Norwest,

NSW 2153 Australia

+61 409 840 786

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Joel Latham

Chief Executive Officer and President

Incannex Healthcare Inc.

Suite 105, 8 Century Circuit Norwest,

NSW 2153 Australia

+61 409 840 786

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With copies of all communications to:

Scott M. Stanton, Esq.

Melanie Ruthrauff Levy, Esq.

Jason Miller, Esq.

Mintz, Levin, Cohn, Ferris, Glovsky & Popeo, P.C.

3580 Carmel Mountain Road, Suite 300

San Diego, CA 92130

(858) 314-1500

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of Securities Act. ☐

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the Registration Statement shall become effective on such date as the Commission acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. The selling stockholders named in this prospectus may not sell these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and the selling stockholders named in this prospectus are not soliciting offers to buy these securities in any jurisdiction where the offer or sale is not permitted.

Subject to completion, dated March 24, 2025

PROSPECTUS

Incannex Healthcare Inc.

65,971,805 Shares of Common Stock

This prospectus relates to the offer and sale by the selling stockholders named in this prospectus, and any pledgee, donee, transferee or other successor in interest, of up to an aggregate of 65,971,805 shares (the “Shares”) of common stock, par value $0.0001 per share, of Incannex Healthcare Inc (the “Common Stock”).

We are registering for resale (i) 9,687,045 shares of Common Stock held by the selling stockholders, (ii) 1,887,045 shares of Common Stock issuable upon the exercise of pre-funded warrants (the “Pre-Funded Warrants”) to purchase shares of Common Stock held by certain selling stockholders, and (iii) 54,397,715 shares of Common Stock issuable upon the exercise of Series A common stock warrants (the “Series A Warrants” and together with the Pre-Funded Warrants, the “Warrants”) to purchase shares of Common Stock held by the selling stockholders.

Our registration of the Shares covered by this prospectus does not mean that the selling stockholders will offer or sell any of the Shares. The selling stockholders may sell any, all or none of the Shares offered by this prospectus and we do not know when or in what amount the selling stockholders may sell their Shares hereunder following the effective date of this registration statement. The selling stockholders named in this prospectus, and any pledgee, donee, transferee or other successor-in-interest, may offer the shares from time to time through public or private transactions at prevailing market prices, at prices related to prevailing market prices or at privately negotiated prices. For further information regarding the possible methods by which our Common Stock may be distributed, see “Plan of Distribution” beginning on page 13 in this prospectus. Each of the selling stockholders is an “underwriter” within the meaning of Section 2(a)(11) of the Securities Act of 1933, as amended (the “Securities Act”).

Our Common Stock is traded on The Nasdaq Global Market under the symbol “IXHL.” On March 21, 2025, the closing sale price of the Common Stock on Nasdaq was $0.8287 per share.

Investing in our Common Stock involves a high degree of risk. Please consider carefully the risks described in this prospectus under “Risk Factors” beginning on page 6 of this prospectus and in our filings with the Securities and Exchange Commission.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is ________, 2025

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the Securities and Exchange Commission (the “SEC”) pursuant to which the selling stockholders named herein may, from time to time, offer and sell or otherwise dispose of the Shares covered by this prospectus. You should not assume that the information contained in this prospectus is accurate on any date subsequent to the date set forth on the front cover of this prospectus or that any information we have incorporated by reference is correct on any date subsequent to the date of the document incorporated by reference, even though this prospectus is delivered or Shares are sold or otherwise disposed of on a later date.

This prospectus does not contain all of the information included in the registration statement. For a more complete understanding of the offering of the Shares, you should refer to the registration statement including the exhibits. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find More Information.” This prospectus contains summaries of certain provisions contained in some of the documents described herein, or that are filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus is a part, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. We further note that the representations, warranties and covenants made by us in any agreement that is filed as an exhibit to any document that is incorporated by reference in the accompanying prospectus were made solely for the benefit of the parties to such agreement, including in some cases, for the purpose of allocating risk among the parties to such agreements, and should not be deemed to be a representation, warranty or covenant to you. Moreover, such representations, warranties or covenants were accurate only as of the date when made. Accordingly, such representations, warranties and covenants should not be relied on as accurately representing the current state of our affairs. It is important for you to read and consider all information contained in this prospectus, including the documents incorporated by reference therein, in making your investment decision. You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference” in this prospectus.

We and the selling stockholders have not authorized anyone to give any information or to make any representation to you other than those contained or incorporated by reference in this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus. This prospectus does not constitute an offer to sell or the solicitation of an offer to buy any of our shares of Common Stock other than the Shares covered hereby, nor does this prospectus constitute an offer to sell or the solicitation of an offer to buy any securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. Persons who come into possession of this prospectus in jurisdictions outside the United States are required to inform themselves about, and to observe, any restrictions as to the offering and the distribution of this prospectus applicable to those jurisdictions.

This prospectus incorporates by reference, and any prospectus supplement or free writing prospectus may contain and incorporate by reference, market data and industry statistics and forecasts that are based on independent industry publications and other publicly available information. Although we believe these sources are reliable, we do not guarantee the accuracy or completeness of this information and we have not independently verified this information. This prospectus, including the documents incorporated by reference herein, include statements that are based on various assumptions and estimates that are subject to numerous known and unknown risks and uncertainties. Some of these risks and uncertainties are described in the section entitled “Risk Factors” beginning on page 6 of this prospectus and as described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended June 30, 2024 filed with the SEC on September 30, 2024, as updated by our subsequent filings with the SEC under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). These and other important factors could cause our future results to be materially different from the results expected as a result of, or implied by, these assumptions and estimates. You should read the information contained in, or incorporated by reference into, this prospectus completely and with the understanding that future results may be materially different from and worse than what we expect. See the information included under the heading “Special Note Regarding Forward-Looking Statements.”

In this prospectus, references to “Incannex,” “Incannex Healthcare,” the “Company,” “we,” “us,” and “our” refer to Incannex Healthcare Inc. and its subsidiaries. The phrase “this prospectus” refers to this prospectus and any applicable prospectus supplement, unless the context requires otherwise.

We use our trademarks in this prospectus as well as trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, certain trademarks and tradenames referred to in this prospectus appear without the ® and TM symbols, but those references are not intended to indicate, in any way, that we will not assert, to the fullest extent under applicable law, our rights or that the applicable owner will not assert its rights, to these trademarks and tradenames.

ii

PROSPECTUS SUMMARY

The following is a summary of what we believe to be the most important aspects of our business and the offering of our securities under this prospectus. We urge you to read this entire prospectus, including the more detailed consolidated financial statements, notes to the consolidated financial statements and other information incorporated by reference from our other filings with the SEC. Investing in our securities involves risks. Therefore, carefully consider the risk factors set forth in this prospectus and in our most recent annual and quarterly filings with the SEC, as well as other information in this prospectus and the documents incorporated by reference herein.

About Incannex Healthcare Inc.

We are a clinical-stage biopharmaceutical development company dedicated to developing combination medicines that target the underlying biological pathways associated with chronic conditions, including obstructive sleep apnea (“OSA”), rheumatoid arthritis and generalized anxiety disorder. We are advancing novel oral fix-dosed treatments and therapeutic regimens based on evidence-based innovation. Our lead Phase 2/3 and Phase 2 clinical programs include IHL-42X for the treatment of OSA; IHL-675A for the treatment of inflammatory conditions, including rheumatoid arthritis, and PSX-001, our oral synthetic psilocybin treatment, in combination with psychotherapy, for the treatment of generalized anxiety disorder. Our programs target disorders that have limited, inadequate, or no approved pharmaceutical treatment options.

To date, we have not generated any revenue and do not expect to generate significant revenue from the sale of our drug candidates in development in the foreseeable future. If our development efforts for our drug candidates are successful and result in regulatory approval, we may generate revenue in the future from these sales. We cannot predict if, when, or to what extent we will generate revenue from the commercialization and sale of our drug candidates. We may never succeed in obtaining regulatory approval for any of our drug candidates.

2025 Private Placement

On March 7, 2025, we entered into a private placement (the “Private Placement”) pursuant to securities purchase agreements (“Purchase Agreements”) with the selling stockholders for the purchase and sale of 9,687,045 shares (the “PIPE Shares”) of Common Stock for a purchase price of $1.08 per share of Common Stock (and, in lieu thereof, Pre-Funded Warrants to purchase up to 1,887,045 shares (the “Pre-Funded Warrant Shares”) of Common Stock) at a price of $1.0799 per Pre-Funded Warrant and Series A Warrants to purchase up to 11,574,090 shares of Common Stock, subject to adjustment as described therein (the “Series A Warrant Shares” and together with the Pre-Funded Warrant Shares, the “Warrant Shares”) of Common Stock at an initial exercise price of $2.16 per share. The PIPE Shares, the Series A Warrants, Series A Warrant Shares, the Pre-Funded Warrants and the Pre-Funded Warrant Shares are collectively referred to as the “Securities.”

The Pre-Funded Warrants are exercisable (in cash or by cashless exercise) for shares of Common Stock for a nominal exercise price of $0.0001 per Pre-Funded Warrant Share, are immediately exercisable upon issuance and expire when exercised in full.

The Series A Warrants are exercisable following stockholder approval and expire two and one-half (2.5) years after the date of stockholder approval. If a registration statement registering the resale of the shares of common stock underlying the Series A Warrants is not effective or available following the date of stockholder approval, the holder may, in its sole discretion, elect to exercise the Series A Warrants through a cashless exercise. The Series A Warrants also provide for alternative cashless exercise following stockholder approval (even if a registration statement registering the issuance or resale of shares of common stock underlying the Series A Warrant is effective) where the holder of a Series A Warrant has the right to receive an aggregate number of shares equal to the product of (x) the aggregate number of shares of common stock that would be issuable upon a cash exercise of the Series A Warrant multiplied by (y) three (3.0). This alternative cashless exercise amount is subject to proportional adjustments for stock splits, dividends, reclassifications and similar adjustments.

The exercise price of the Series A Warrants will be reduced (but in no event increased) to the greater of (I) the floor price (as described below) and (II) the lowest dollar-volume-weighted-average-price during the period beginning two full trading days prior to the Release Date and ending on the 10th trading day after the Release Date (as described below). Upon any such resulting adjustment of the exercise price in the Series A Warrants, the number of Series A Warrant Shares issuable under the Series A Warrants will be increased such that the aggregate exercise price of a Series A Warrants (adjusted for any exercises by a holder prior to this adjustment) will remain unchanged following such adjustment. “Release Date” means the later of (x) the earlier of (i) the effective date of a registration statement registering all of the securities sold in the Private Placement or (ii) the date that the securities sold in the Private Placement can be sold, assigned or transferred without restriction or limitation pursuant to Rule 144 or Rule 144A promulgated under the Securities Act and (y) the date that the Company obtains the stockholder approval. If, for any reason, less than all of the securities sold pursuant to the Purchase Agreement have been registered for resale prior to the expiration of the 90-day period immediately following the trading day during which the Company files a Current Report on Form 8-K giving public notice of stockholder approval, then a Series A Warrant holder, with respect to itself only, will have the right in its sole and absolute discretion, to deem that the Release Date has occurred with respect to such portion of a Series A Warrant as the holder determines and an adjustment to the exercise price and shares issuable upon exercise of the Series A Warrant will occur for that portion of the Series A Warrant. Any portion of a Series A Warrant not previously subject to an adjustment as a result of an exercise by the Holder in accordance with the previous sentence, will remain subject to a future adjustment in in connection with a Release Date.

In addition, if at any time during the term of the Series A Warrants there occurs any share split, reverse share split, share dividend, share combination recapitalization or other similar transaction involving the shares of our common stock (each, a “Share Combination Event”, and such date on which the Share Combination Event is effected, the “Share Combination Event Date”) and the lowest dollar volume-weighted average price per share of our common stock during the period commencing on the trading day immediately following the applicable Share Combination Event Date and ending on the fifth trading day immediately following the applicable Share Combination Event Date (the “Event Market Price”) (provided if the Share Combination Event is effective prior to the opening of trading on the market on which shares of our common stock are then traded, then, commencing on the Share Combination Event Date and ending on the fourth trading day immediately following the applicable Share Combination Event Date (such period, the “Share Combination Adjustment Period”)) is less than the exercise price then in effect (after giving effect to the adjustment for such event), then, at the close of trading on the last day of the Share Combination Adjustment Period, the exercise price then in effect on such fifth trading day will be reduced (but in no event increased) to the Event Market Price and the number of Series A Warrant Shares issuable upon exercise of a Series A Warrant (such resulting number, the “Share Combination Issuable Shares”) will be increased such that the aggregate exercise price, after taking into account the decrease in the exercise price, will be equal to the aggregate exercise price on the date of issuance of the Series A Warrants for the remaining Series A Warrant Shares then issuable pursuant to the Series A Warrant; provided, however, that in no event will the Event Market Price be lower than the Floor Price; and provided further that notwithstanding the foregoing, if one or more Share Combination Events occurred prior to the Warrant Stockholder Approval being obtained and the reduction of the exercise price was limited by clause (i) of the definition of Floor Price, once the Warrant Stockholder Approval is obtained, the Exercise Price will automatically be reduced to equal the greater of (x) the lowest Event Market Price with respect to any Share Combination Event that occurred prior to the Warrant Stockholder Approval being obtained, and (y) the price determined by reference to clause (ii) of the definition of Floor Price. If one or more Share Combination Events occurs prior to the Warrant Stockholder Approval being obtained and the reduction of the exercise price to the Event Market Price, once the Warrant Stockholder Approval is obtained, the exercise price will automatically be reduced to the lowest Event Market Price with respect to any Share Combination Event that occurred prior to the Warrant Stockholder Approval being obtained and the Share Combination Issuable Shares will automatically be adjusted to equal the highest such number with respect to any Share Combination Event that occurred prior to the Stockholder Approval being obtained, provided that in no event will the exercise price be reduced below the Floor Price.

Adjustment of the Series A Warrant exercise price is currently subject to a floor price of $1.08 per share and such floor price will be adjusted to $0.216 per share following stockholder approval (such price, the “Floor Price”).

Assuming full alternative cashless exercise of the Series A Warrants at the Floor Price, we would issue 347,222,700 shares of our common stock. However, only 65,971,805 shares are currently available for such issuance out of our authorized shares of common stock. As such we are only registering 54,397,715 shares of our common stock issuable upon exercise of the Series A Warrants pursuant to the registration statement on Form S-3 of which this prospectus is a part. Following and assuming approval of the Charter Amendment Proposal (as described below), we will, as needed, seek to register the remaining 292,824,985 shares of our common stock issuable upon exercise of the Series A Warrants.

The Warrants may not be exercised if the aggregate number of shares of Common Stock beneficially owned by the holder thereof immediately following such exercise would exceed a specified beneficial ownership limitation (4.99%/9.99%); provided, however, that a holder may increase or decrease the beneficial ownership limitation by giving 61 days’ notice to the Company, but not to any percentage in excess of 9.99% (the “Beneficial Ownership Limitation”).

In connection with the Private Placement, the Company entered into a registration rights agreement with the selling stockholders on March 7, 2025 (the “Registration Rights Agreement”), pursuant to which the Company agreed to use reasonable best efforts to register the Securities for resale within thirty (30) days of the filing date of the registration statement (or, in the event of a “limited review” or “full review” seventy-five (75) days) and also agreed to call a special meeting of stockholders no later than sixty (60) days following the closing of the Private Placement for the approval of (i) the issuance of the Series A Warrant Shares and adjustments to the exercise price and shares in the Series A Warrants as required pursuant to the rules and regulations of the Nasdaq Stock Market LLC, and (ii) for an increase in the authorized number of shares of Common Stock as may be required for the full exercise of the Series A Warrants. We are seeking stockholder approval (“the Stockholder Approval”) to (i) to approve, for purposes of complying with Nasdaq Listing Rule 5635(d), the issuance of the Series A Warrant Shares and certain provisions of the Series A Warrants, (ii) approve a proposed amendment to our Amended and Restated Certificate of Incorporation to increase the total number of shares of common stock authorized for issuance thereunder from 100,000,000 shares to 800,000,000 shares (the “Charter Amendment Proposal”), at a special meeting of stockholders expected to be held on April 29, 2025.

On March 7, 2025, the Company also entered into a placement agency agreement with R.F. Lafferty & Co., Inc. (“R.F. Lafferty”) as the sole placement agent in connection with the Private Placement (the “Placement Agent”). As compensation to the Placement Agent, the Company will pay a commission equal to 7.0% of the aggregate gross proceeds from the Private Placement.

The Private Placement closed on March 10, 2025. The Securities issued in the Private Placement were issued and offered pursuant to the exemptions from registration provided in Section 4(a)(2) under the Securities Act of 1933, as amended, and Rule 506(b) promulgated thereunder.

Implications of Being an Emerging Growth Company and Smaller Reporting Company

We are an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). We may take advantage of certain exemptions from various public company reporting requirements, including not being required to have our internal control over financial reporting audited by our independent registered public accounting firm under Section 404 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”), reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and any golden parachute payments. We may take advantage of these exemptions until the last day of our fiscal year following the fifth anniversary of the date of the first sale of our common equity securities pursuant to an effective registration statement under the Securities Act or until we are no longer an “emerging growth company,” whichever is earlier. We will cease to be an emerging growth company prior to the end of such period if certain earlier events occur, including if we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, our annual gross revenues exceed $1.235 billion or we issue more than $1.0 billion of non-convertible debt in any three-year period.

Under the JOBS Act, emerging growth companies can also delay adopting new or revised accounting standards until such time as those standards apply to private companies. We have elected to use this extended transition period under the JOBS Act until the earlier of the date we (i) are no longer an emerging growth company or (ii) affirmatively and irrevocably opt out of the extended transition period provided in the JOBS Act.

We are also a “smaller reporting company” as defined in the Exchange Act. We may continue to be a smaller reporting company even after we are no longer an emerging growth company, which would allow us to take advantage of many of the same exemptions available to emerging growth companies, including not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act and reduced disclosure obligations regarding executive compensation. We will be able to take advantage of the scaled disclosures available to smaller reporting companies for so long as our voting and non-voting common stock held by non-affiliates is less than $250.0 million measured on the last business day of our second fiscal quarter, or our annual revenue is less than $100.0 million during the most recently completed fiscal year and our voting and non-voting common stock held by non-affiliates is less than $700.0 million measured on the last business day of our second fiscal quarter.

Additional Information

For additional information related to our business and operations, please refer to the reports incorporated herein by reference, as described under the caption “Incorporation of Certain Documents by Reference” on page 16 of this prospectus.

Corporate Information

Incannex Healthcare Inc. was incorporated in Delaware in July 2023. On November 28, 2023, the redomiciliation of Incannex Healthcare Limited, an Australian corporation, or Incannex Australia, was implemented under Australian law in accordance with the Scheme Implementation Deed, as amended and restated on September 13, 2023, between Incannex Australia and the Company. As a result of the redomiciliation, Incannex Australia became a wholly-owned subsidiary of Incannex Healthcare Inc.

Our principal office is located at Suite 105, 8 Century Circuit Norwest, NSW 2153 Australia and our telephone number is +61 409 840 786. Our address on the Internet is http://www.incannex.com. The reference to our website address does not constitute incorporation by reference of the information contained at or available through our website, and you should not consider it to be a part of this prospectus.

The information on, or accessible through, our website is not part of this prospectus. We file Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and amendments to those reports with SEC. Our filings with the SEC are available free of charge on the SEC’s website and on the “Investors” section of our website as soon as reasonably practicable after we electronically file such material with, or furnish it to, the SEC. The SEC maintains an internet site that contains reports and information statements, and other information regarding issuers that file electronically with the SEC at http://www.sec.gov.

THE OFFERING

Common Stock offered by selling stockholders hereunder	65,971,805 shares, consisting of (i) 9,687,045 shares of Common Stock, (ii) 1,887,045 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants to purchase shares of Common Stock, and (iii) 54,397,715 shares of Common Stock issuable upon the exercise of the Series A Warrants to purchase shares of Common Stock.

Risk Factors:	Investing in our securities is highly speculative and involves a high degree of risk. You should carefully consider the information set forth in the “Risk Factors” section on page 6 before deciding to invest in our securities.

Use of proceeds	We will not receive any proceeds from the sale of Shares covered by this prospectus. However, we may receive the proceeds from any exercise of the Pre-Funded Warrants or Series A Warrants to purchase Common Stock for cash. Such proceeds will be used for working capital and general corporate purposes.

Nasdaq Global Market symbol:	IXHL

RISK FACTORS

Investing in our Common Stock involves a high degree of risk. You should carefully consider the risks and uncertainties and all other information, documents or reports included or incorporated by reference in this prospectus and, if applicable, any prospectus supplement or other offering materials, including the risks and uncertainties discussed and described in Part I, Item 1A (Risk Factors) of our most recent Annual Report on Form 10-K for the year ended June 30, 2024 filed with the SEC on September 30, 2024, as updated by our subsequent filings with the SEC under the Exchange Act, which are incorporated by reference, in this prospectus, and any updates to those risk factors included from time to time in our periodic and current reports filed with the SEC and incorporated by reference in this prospectus, before making any decision to invest in shares of our Common Stock. If any of the events discussed in these risk factors occurs, our business, prospects, results of operations, financial condition and cash flows could be materially harmed. If that were to happen, the trading price of our Common Stock could decline, and you could lose all or part of your investment. Additional risks not currently known to us or other factors not perceived by us to present significant risks to our business at this time also may impair our business operations.

SPECIAL NOTE REGARDING FORWARD-LOOKING INFORMATION

This prospectus, including documents incorporated by reference herein and therein, and any free writing prospectus that we have authorized for use in connection with this offering, contain forward-looking statements within the meaning of Section 27A of the Securities Act, and Section 21E of the Exchange Act. Forward-looking statements are statements other than historical facts and relate to future events or circumstances or our future performance, and they are based on our current assumptions, expectations and beliefs concerning future developments and their potential effect on our business. The words “believe,” “may,” “will,” “potentially,” “estimate,” “continue,” “anticipate,” “intend,” “could,” “would,” “project,” “plan,” “expect,” “possible,” “likely,” “probable,” and similar expressions that convey uncertainty of future events or outcomes identify forward-looking statements. These statements include, among other things, statements regarding:

•	our ability to implement our product development and business strategies, including our ability to continue to pursue development pathways and regulatory strategies for IHL-42X, PSX-001, and IHL-675A and any of our other drug candidates;

•	estimates regarding market size and related future growth rates;

•	our research and development activities, including clinical testing and manufacturing and the related costs and timing;

•	the possibility that we may be required to conduct additional clinical studies or trials for our drug candidates and the consequences resulting from the delay in obtaining necessary regulatory approvals;

•	the timing, scope or likelihood of regulatory filings and approvals and our ability to obtain and maintain regulatory approvals for our drug candidates for any indication;

•	the pricing, coverage and reimbursement of our drug candidates, if approved and commercialized;

•	the rate and degree of market acceptance and clinical utility of our drug candidates;

•	our expectations around feedback from and discussions with regulators, regulatory development paths and with respect to Controlled Substances Act designation;

•	our ability to maintain effective patent rights and other intellectual property protection for our drug candidates, and to prevent competitors from using technologies we consider important to the successful development and commercialization of our drug candidates;

•	our ability to comply with applicable listing standards within the compliance period and to maintain the listing of shares of our Common Stock on the Nasdaq Global Market;

•	our estimates regarding expenses, revenues, financial performance and capital requirements, including the length of time our capital resources will sustain our operations;

•	our ability to commercialize drug candidates and to generate revenues;

•	our financial condition, including our ability to obtain the funding necessary to advance the development of our drug candidates and our ability to continue as a going concern;

•	our ability to comply with the provisions and requirements of our debt arrangements and to pay amounts owed, including any amounts that may be accelerated;

•	our ability to retain and attract qualified employees, directors, consultants and advisors;

•	our ability to continue to comply with applicable privacy laws and protect confidential information from security breaches;

•	how recent and potential future changes in healthcare policy could negatively impact our business and financial condition;

•	the extent to which global economic and political developments, including existing regional conflicts, pandemics, natural disasters, and the indirect and/or long-term impact of inflation, will affect our business operations, clinical trials, or financial condition; and

•	any statement of assumptions underlying any of the foregoing.

Although forward-looking statements in this prospectus, including the documents incorporated by reference herein and therein, and in any free writing prospectus that we have authorized for use in connection with this offering, reflect the good faith judgment of our management, such statements can only be based on facts and factors currently known by us. Consequently, forward-looking statements are inherently subject to risks and uncertainties and actual results and outcomes may differ materially from the results and outcomes discussed in or anticipated by the forward-looking statements. Factors that could cause or contribute to such differences in results and outcomes include, without limitation, those specifically addressed under the heading “Risk Factors” contained in this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and under similar headings in the other documents that are incorporated by reference into this prospectus supplement and the accompanying prospectus, including our most recent Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, as well as any amendments thereto reflected in subsequent filings with the SEC. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date made. We file reports with the SEC, and our electronic filings with the SEC (including our Annual Reports on Form 10-K, Quarterly Reports on Form 10-Q and Current Reports on Form 8-K, and any amendments to these reports) are available free of charge on the SEC’s website at http://www.sec.gov.

We undertake no obligation to revise or update any forward-looking statements in order to reflect any event or circumstance that may arise after the date of this prospectus supplement, except as required by law. Readers are urged to carefully review and consider the various disclosures made throughout the entirety of this prospectus supplement, the accompanying prospectus and any related free writing prospectus, and the documents incorporated by reference into this prospectus supplement and the accompanying prospectus, which disclosures are designed to advise interested parties of the risks and factors that may affect our business, financial condition, results of operations and prospects.

USE OF PROCEEDS

We are filing the registration statement of which this prospectus forms a part to permit the holders of the Shares of our Common Stock described in the section entitled “Selling Stockholders” to resell such Shares. We are not selling any securities under this prospectus, and we will not receive any proceeds from the sale or other disposition of shares of our Common Stock held by the selling stockholders. However, we may receive proceeds from any exercise of the Pre-Funded Warrants or the Series A Warrants to purchase Common Stock for cash. Such proceeds will be used for working capital and general corporate purposes.

The selling stockholders will pay any underwriting discounts and commissions and expenses incurred by the selling stockholders for brokerage, accounting, tax or legal services or any other expenses incurred by the selling stockholders in disposing of these Shares. We will bear all other costs, fees and expenses incurred in effecting the registration of the Shares covered by this prospectus, including, without limitation, all registration and filing fees, Nasdaq listing fees and fees and expenses of our counsel and our accountants.

SELLING STOCKHOLDERS

This prospectus covers the resale from time to time of up to an aggregate of 65,971,805 Shares by the selling stockholders, consisting of (i) 9,687,045 shares of Common Stock, (ii) 1,887,045 shares of Common Stock issuable upon the exercise of the Pre-Funded Warrants to purchase shares of Common Stock, and (iii) 54,797,715 shares of Common Stock issuable upon the exercise of the Series A Warrants to purchase shares of Common Stock. The Shares registered for resale herein are pursuant to the Securities Purchase Agreements between us and the selling stockholders and relate to shares held by the selling stockholders not otherwise previously registered for resale.

The selling stockholders may offer and sell, from time to time, any or the Shares described under the column “Number of Shares of Shares Being Offered” in the table below. Except for the ownership of the securities, the selling stockholders have not had any material relationship with us within the past three years.

As used in this prospectus, the term “selling stockholders” includes the selling stockholders listed in the table below, together with any additional selling stockholders listed in a subsequent amendment to this prospectus, and their donees, pledgees, assignees, transferees, distributees and successors-in-interest that receive shares in any non-sale transfer after the date of this prospectus.

The table below lists the selling stockholders and other information regarding the beneficial ownership of the Shares by each of the selling stockholders as of March 12, 2025. The following table also provides the number of Shares that may be sold by each selling stockholder under this prospectus and that each selling stockholder will beneficially own assuming all the Shares that may be offered pursuant to this prospectus are sold. The number of shares described under the column “Shares of Common Stock Beneficially Owned Before this Offering” for each selling stockholder includes all shares of our Common Stock beneficially held by such selling stockholder as of March 12, 2025, which includes (i) all shares of our Common Stock purchased by such selling stockholder in the Private Placement, and (ii) all of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by such selling stockholder in the Private Placement, subject to the Beneficial Ownership Limitation, and excludes shares of Common Stock issuable upon exercise of the Series A Warrants purchased by such selling stockholder in the Private Placement, the exercise of which is subject to the Beneficial Ownership Limitation and Stockholder Approval. Because each selling stockholder may dispose of all, none or some portion of their Shares, no estimate can be given as to the number of Shares that will be beneficially owned by a selling stockholder upon termination of this offering.

For purposes of the table below, however, we have assumed that after termination of this offering none of the Shares covered by this prospectus will be beneficially owned by the selling stockholders and further assumed that the selling stockholders will not acquire beneficial ownership of any additional Shares during the offering. In addition, the selling stockholders may have sold, transferred or otherwise disposed of, or may sell, transfer or otherwise dispose of, at any time and from time to time, the Shares in transactions exempt from the registration requirements of the Securities Act after the date on which the information in the table is presented. See the section titled “Plan of Distribution.”

	Beneficial Ownership Prior to This Offering		Number of Shares Being	Beneficial Ownership After this Offering
Name of Selling Stockholder (1)	Shares	%(2)	Offered (3)	Shares (4)	%(2)(4)
L1 Capital Global Opportunities Master Fund (5)	1,929,015	7.00%	10,995,301	—	—
S.H.N Financial Investments Ltd (6)	1,929,015	7.00%	10,995,301	—	—
Meteora Select Trading Opportunities Master, LP (7)	650,000	2.36%	5,497,647	—	—
Boothbay Absolute Return Strategies, LP (8)	650,000	2.36%	5,497,653	—	—
3i, LP (9)	1,300,000	4.72%	10,995,301	—	—
District 2 Capital Fund LP (10)	1,300,000	4.72%	10,995,301	—	—
Great Point Capital, LLC (11)	1,929,015	7.00%	10,995,301	—	—

(1)	All information regarding selling stockholders was provided by the selling stockholders as of March 12, 2024.

(2)	Percentage ownership is based on a denominator equal to the sum of (i) 27,546,753 shares of our Common Stock outstanding as of March 12, 2024 and (ii) the number of shares of Common Stock issuable upon exercise or conversion of convertible securities beneficially owned by the applicable selling stockholder.

(3)	The number of shares of Common Stock in the column “Number of Shares Being Offered” represents all of the shares of Common Stock that a selling stockholder may offer and sell from time to time under this prospectus, including (i) all shares of our Common Stock purchased by such selling stockholder in the Private Placement, (ii) all of the shares of Common Stock issuable upon exercise of the Pre-Funded Warrants purchased by such selling stockholder in the Private Placement, without giving effect to the Beneficial Ownership Limitation, and (iii) certain of the shares of Common Stock issuable upon exercise of the Series A Warrants purchased by such selling for which we currently have sufficient authorized shares of common stock, without giving effect to the Beneficial Ownership Limitation.

(4)	Assumes that all shares of Common Stock being registered under the registration statement of which this prospectus forms a part are sold in this offering, and that none of the selling stockholders acquire additional shares of our Common Stock after the date of this prospectus and prior to completion of this offering.

(5)	The shares reported under “Beneficially Ownership Prior to this Offering” consist of 1,929,015 shares of Common Stock purchased in the Private Placement by L1 Capital Global Opportunities Master Fund Ltd. (“L1 Capital”) and excludes 1,929,015 shares of Common Stock (subject to the adjustment and alternative cashless exercise provisions of the Series A Warrants) underlying the Series A Warrants held by L1 Capital, the exercise of which are subject to receipt of the Stockholder Approval and certain beneficial ownership limitations. 48,804,164 shares of Common Stock issuable upon the exercise of the Series A Warrants held by L1 Capital are not registered for resale in this prospectus because they are subject to Stockholder Approval. David Feldman and Joel Arber are the Directors of L1 Capital. To the extent Mr. Feldman and Mr. Arber are deemed to beneficially own such shares, Mr. Feldman and Mr. Arber disclaim beneficial ownership of these securities. The principal business address of the L1 Capital is 161A Shedden Road, 1 Artillery Court, PO Box 10085, Grand Cayman KY1-1001, Cayman Islands.

(6)	The shares reported under “Beneficially Ownership Prior to this Offering” consist of 1,929,015 shares of Common Stock purchased in the Private Placement by S.H.N Financial Investments Ltd (“S.H.N”) and excludes 1,929,015 shares of Common Stock (subject to the adjustment and alternative cashless exercise provisions of the Series A Warrants) underlying the Series A Warrants held by S.H.N, the exercise of which are subject to receipt of the Stockholder Approval and certain beneficial ownership limitations. 48,804,164 shares of Common Stock issuable upon the exercise of the Series A Warrants held by S.H.N. are not registered for resale in this prospectus because they are subject to Stockholder Approval. Nir Shamir and Hadar Shamir have shared power to vote and dispose of the securities held by S.H.N and may be deemed to be the beneficial owners of such shares of common stock. The business address of S.H.N is Arik Einstein 3, Herzliya, Israel.

(7)	The shares reported under “Beneficially Ownership Prior to this Offering” consist of 650,000 shares of Common Stock purchased in the Private Placement by Meteora Select Trading Opportunities Master, LP (“MSTO”) and excludes (i) 314,507 shares of Common Stock underlying the Pre-Funded Warrants held by MSTO and (ii) 964,507 shares of Common Stock (subject to the adjustment and alternative cashless exercise provisions of the Series A Warrants) underlying the Series A Warrants held by MSTO, the exercise of which are subject to receipt of the Stockholder Approval and certain beneficial ownership limitations. 24,402,070 shares of Common Stock issuable upon the exercise of the Series A Warrants held by MSTO are not registered for resale in this prospectus because these shares are subject to Stockholder Approval. Meteora Capital, LLC (“Meteora Capital”) serves as investment manager to MSTO. Voting and investment power over the shares held by MSTO resides with its investment manager, Meteora Capital. Mr. Vik Mittal serves as the managing member of Meteora Capital and may be deemed to be the beneficial owner of the shares held by such entities. Mr. Mittal, however, disclaims any beneficial ownership of the shares held by such entities. The business address of MSTO is 1200 N Federal Hwy, Ste 200, Boca Raton, FL 33432.

(8)	The shares reported under “Beneficially Ownership Prior to this Offering” consist of 650,000 shares of Common Stock purchased in the Private Placement by Boothbay Absolute Return Strategies, LP (“BBARS”) and excludes (i) 314,508 shares of Common Stock underlying the Pre-Funded Warrants held by BBARS and (ii) 964,508 shares of Common Stock (subject to the adjustment and alternative cashless exercise provisions of the Series A Warrants) underlying the Series A Warrants held by BBARS, the exercise of which are subject to receipt of the Stockholder Approval and certain beneficial ownership limitations. 24,402,095 shares of Common Stock issuable upon the exercise of the Series A Warrants held by BBARS are not registered for resale in this prospectus because these shares are subject to Stockholder Approval. BBARS is managed by Boothbay Fund Management, LLC, a Delaware limited liability company (“Boothbay”). Boothbay, in its capacity as the investment manager of BBARS, has the power to vote and the power to direct the disposition of all securities held by the BBARS. Ari Glass is the Managing Member of Boothbay. Each of BBARS, Boothbay and Mr. Glass disclaim beneficial ownership of these securities, except to the extent of any pecuniary interest therein. The business address of BBARS 689 Fifth Avenue, 12th Floor, New York, NY, 10022.

(9)	The shares reported under “Beneficially Ownership Prior to this Offering” consist of (i) 1,300,000 shares of Common Stock purchased in the Private Placement by 3i, LP (“3i”) and excludes (i) 629,015 shares of Common Stock underlying the Pre-Funded Warrants held by 3i and (ii) 1,929,015 shares of Common Stock (subject to the adjustment and alternative cashless exercise provisions of the Series A Warrants) underlying the Series A Warrants held by 3i, the exercise of which are subject to receipt of the Stockholder Approval and certain beneficial ownership limitations. 48,804,164 shares of Common Stock issuable upon the exercise of the Series A Warrants held by 3i are not registered for resale in this prospectus because these shares are subject to Stockholder Approval. 3i Management LLC is the general partner of 3i, and Maier Joshua Tarlow is the manager of 3i Management LLC. As such, Mr. Tarlow exercises sole voting and investment discretion over securities beneficially owned directly or indirectly by 3i and 3i Management LLC. Mr. Tarlow disclaims beneficial ownership of the securities beneficially owned directly by 3i and indirectly by 3i Management LLC. The business address of each of the aforementioned parties is 2 Wooster Street, 2nd Floor, New York, NY 10013. We have been advised that none of Mr. Tarlow, 3i Management LLC, or 3i is a member of the Financial Industry Regulatory Authority (“FINRA”), or an independent broker-dealer, or an affiliate or associated person of a FINRA member or independent broker-dealer.

(10)	The shares reported under “Beneficially Ownership Prior to this Offering” consist of (i) 1,300,000 shares of Common Stock purchased in the Private Placement by District 2 Capital Fund LP (“District 2”) and excludes (i) 629,015 shares of Common Stock underlying the Pre-Funded Warrants held by District 2 and (ii) 1,929,015 shares of Common Stock (subject to the adjustment and alternative cashless exercise provisions of the Series A Warrants) underlying the Series A Warrants held by District 2, the exercise of which are subject to receipt of the Stockholder Approval and certain beneficial ownership limitations. 48,804,164 shares of Common Stock issuable upon the exercise of the Series A Warrants held by District 2 are not registered for resale in this prospectus because these shares are subject to Stockholder Approval. Michael Bigger, Managing Member of the general partner of District 2, has sole voting and dispositive power over the shares of our common stock held by, or issuable to, District 2. The principal business address of District 2 is 14 Wall St., 2nd Fl., Huntington, NY 11743. Mr. Bigger disclaims beneficial ownership in such securities, except for his pecuniary interest therein.

(11)	The shares reported under “Beneficially Ownership Prior to this Offering” consist of (i) 1,929,015 shares of Common Stock purchased in the Private Placement by Great Point Capital, LLC (“Great Point”) and excludes 1,929,015 shares of Common Stock (subject to the adjustment and alternative cashless exercise provisions of the Series A Warrants) underlying the Series A Warrants held by Great Point, the exercise of which are subject to receipt of the Stockholder Approval and certain beneficial ownership limitations. 48,804,164 shares of Common Stock issuable upon the exercise of the Series A Warrants held by Great Point are not registered for resale in this prospectus because these shares are subject to Stockholder Approval. Dan Dimiero is the Manager of Great Point and may be deemed to beneficially own the securities held by it. The principal address of Great Point is 200 West Jackson, Ste 1000, Chicago, IL 60606.

PLAN OF DISTRIBUTION

Each selling stockholder and any of their donees, pledgees, assignees, transferees, distributees and successors-in-interest may, from time to time, sell any or all of their Shares covered hereby on The Nasdaq Stock Market LLC or any other stock exchange, market or trading facility on which the Shares are traded or in private transactions. These sales may be at fixed or negotiated prices. A selling stockholder may use any one or more of the following methods when selling Shares covered hereby:

•	ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

•	block trades in which the broker-dealer will attempt to sell the Shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

•	an exchange distribution in accordance with the rules of the applicable exchange;

•	privately negotiated transactions;

•	settlement of short sales;

•	in transactions through broker-dealers that agree with the selling stockholders to sell a specified number of such Shares at a stipulated price per security;

•	through the writing or settlement of options or other hedging transactions, whether through an options exchange or otherwise;

•	a combination of any such methods of sale; or

•	any other method permitted pursuant to applicable law.

The selling stockholders may also sell the Shares under Rule 144 or any other exemption from registration under the Securities Act, if available, rather than under this prospectus.

Broker-dealers engaged by the selling stockholders may arrange for other brokers-dealers to participate in sales. Broker-dealers may receive commissions or discounts from the selling stockholders (or, if any broker-dealer acts as agent for the purchaser of Shares, from the purchaser) in amounts to be negotiated, but, except as set forth in a supplement to this prospectus, in the case of an agency transaction not in excess of a customary brokerage commission in compliance with FINRA Rule 2121; and in the case of a principal transaction a markup or markdown in compliance with FINRA Rule 2121.

In connection with the sale of the Shares or interests therein, the selling stockholders may enter into hedging transactions with broker-dealers or other financial institutions, which may in turn engage in short sales of the Shares in the course of hedging the positions they assume. The selling stockholders may also sell the Shares short and deliver these Shares to close out their short positions, or loan or pledge the Shares to broker-dealers that in turn may sell the Shares. The selling stockholders may also enter into option or other transactions with broker-dealers or other financial institutions or create one or more derivative securities which require the delivery to such broker-dealer or other financial institution of the Shares offered by this prospectus, which Shares such broker-dealer or other financial institution may resell pursuant to this prospectus (as supplemented or amended to reflect such transaction).

The selling stockholders and any broker-dealers or agents that are involved in selling the Shares may be deemed to be “underwriters” within the meaning of the Securities Act in connection with such sales. In such event, any commissions received by such broker-dealers or agents and any profit on the resale of the Shares purchased by them may be deemed to be underwriting commissions or discounts under the Securities Act. Each selling stockholder has informed us that it does not have any written or oral agreement or understanding, directly or indirectly, with any person to distribute the Shares.

We are required to pay certain fees and expenses incurred by us incident to the registration of the Shares. We have agreed to indemnify the selling stockholders against certain losses, claims, damages and liabilities, including liabilities under the Securities Act.

We have agreed to keep the registration statement of which this prospectus forms a part effective until the earlier of (i) the date on which the Shares may be resold by the selling stockholders without registration and without regard to any volume or manner-of-sale limitations by reason of Rule 144, without the requirement for us to be in compliance with the current public information under Rule 144 under the Securities Act or any other rule of similar effect, and (ii) all of the Shares have been sold pursuant to this prospectus or Rule 144 under the Securities Act or any other rule of similar effect. The resale Shares will be sold only through registered or licensed brokers or dealers if required under applicable state securities laws. In addition, in certain states, the resale Shares covered hereby may not be sold unless they have been registered or qualified for sale in the applicable state or an exemption from the registration or qualification requirement is available and is complied with.

Under applicable rules and regulations under the Exchange Act, any person engaged in the distribution of the resale Shares may not simultaneously engage in market making activities with respect to the common stock for the applicable restricted period, as defined in Regulation M, prior to the commencement of the distribution. In addition, the selling stockholders will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M, which may limit the timing of purchases and sales of the common stock by the selling stockholders or any other person. We will make copies of this prospectus available to the selling stockholders and have informed them of the need to deliver a copy of this prospectus to each purchaser at or prior to the time of the sale (including by compliance with Rule 172 under the Securities Act).

LEGAL MATTERS

The validity of the Common Stock being offered by this prospectus is being passed upon by Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., San Diego, California.

EXPERTS

The consolidated financial statements incorporated by reference in this prospectus and elsewhere in the registration statement have been so incorporated by reference in reliance upon the report of Grant Thornton Audit Pty Ltd, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We file reports, proxy statements and other information with the SEC. The SEC maintains a website that contains reports, proxy and information statements and other information about issuers, such as us, who file electronically with the SEC. The address of that website is http://www.sec.gov.

Our website address is http://www.incannex.com. Through our website, we make available, free of charge, annual, quarterly and current reports, proxy statements and other information as soon as reasonably practicable after they are electronically filed with, or furnished to, the SEC. The information on our website, however, is not, and should not be deemed to be, a part of this prospectus.

This prospectus is only part of a registration statement on Form S-3 that we have filed with the SEC under the Securities Act, and therefore omits certain information contained in the registration statement. We have also filed exhibits and schedules with the registration statement that are excluded from this prospectus, and you should refer to the applicable exhibit or schedule for a complete description of any statement referring to any contract or other document. You may obtain a copy of the registration statement, including the exhibits and schedules, from the SEC’s website.

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

The SEC’s rules allow us to “incorporate by reference” information into this prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and subsequent information that we file with the SEC will automatically update and supersede that information. Any statement contained in this prospectus or a previously filed document incorporated by reference will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or a subsequently filed document incorporated by reference modifies or replaces that statement.

We incorporate by reference our documents listed below and any future filings made by us with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act in this prospectus, between the date of this prospectus and the termination of the offering of the securities described in this prospectus. This prospectus and any accompanying prospectus supplement incorporate by reference the documents set forth below that have previously been filed with the SEC:

•	our Annual Report on Form 10-K for the fiscal year ended June 30, 2024, filed on September 30, 2024;

•	our Quarterly Reports on Form 10-Q for the quarter ended September 30, 2024, filed on November 14, 2024; and the quarter ended December 31, 2024, filed on February 14, 2025;

•	our Current Reports on Form 8-K, filed on July 30, 2024; August 5, 2024; September 10, 2024; September 30, 2024; October 15, 2024; October 21, 2024; October 24, 2024; October 24, 2024; December 11, 2024; January 10, 2025; January 23, 2025; February 4, 2025; February 14, 2025; March 10, 2025 and March 18, 2025; and

•	the description of our Common Stock contained in Exhibit 99.1 of our Current Report on Form 8-K filed with the SEC on November 29, 2023, including any amendments or reports filed for the purpose of updating such description.

In addition, all reports and other documents filed by us pursuant to the Exchange Act after the date of the initial registration statement and prior to effectiveness of the registration statement shall be deemed to be incorporated by reference into this prospectus and deemed to be a part of this prospectus from the date of filing of such reports and documents. Notwithstanding the foregoing, we are not incorporating by reference any documents or portions thereof that are not deemed “filed” with the SEC, including any information furnished pursuant to Items 2.02 or 7.01 of Form 8-K or related exhibits furnished pursuant to Item 9.01 of Form 8-K.

You may request a free copy of any of the documents incorporated by reference in this prospectus (other than exhibits, unless they are specifically incorporated by reference in the documents) by writing or telephoning us at the following address:

Incannex Healthcare Inc.

Suite 105, 8 Century Circuit Norwest,

NSW 2153 Australia

Attn: Investor Relations

Tel.: +61 409 840 786

Exhibits to the filings will not be sent, however, unless those exhibits have specifically been incorporated by reference in this prospectus or any accompanying prospectus supplement.

65,971,805 Shares

Common Stock

PROSPECTUS

                   , 2025

PART II

Information Not Required In Prospectus

Item 14. Other Expenses of Issuance and Distribution

Set forth below is an estimate (except for registration fees, which are actual) of the approximate amount of the types of fees and expenses listed below that were paid or are payable by us in connection with the issuance and distribution of the shares of Common Stock to be registered by this registration statement. None of the expenses listed below are to be borne by any of the selling stockholders named in the prospectus that forms a part of this registration statement.

SEC registration fee	$7,929
Legal fees and expenses	$35,000
Accounting fees and expenses	$15,000
Miscellaneous	$2,000
Total expenses	$59,929

Item 15. Indemnification of Directors and Officers

Delaware Law

Section 102 of the General Corporation Law of the State of Delaware (“DGCL”) permits a corporation to eliminate the personal liability of directors of a corporation to the corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director, except where the director breached his duty of loyalty, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock repurchase in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides that a corporation has the power to indemnify a director, officer, employee, or agent of the corporation, or a person serving at the request of the corporation for another corporation, partnership, joint venture, trust or other enterprise in related capacities against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with an action, suit or proceeding to which he was or is a party or is threatened to be made a party to any action, suit or proceeding by reason of such position, if such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and, in any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful, except that, in the case of actions brought by or in the right of the corporation, no indemnification shall be made with respect to any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the Court of Chancery or other adjudicating court determines that, despite the adjudication of liability but in view of all of the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Court of Chancery or such other court shall deem proper.

Amended and Restated Bylaws

Our amended and restated bylaws provide that we will indemnify each person who was or is a party or threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative by reason of the fact that he or she is or was, or is or was serving at our request, as a director, officer, employee, agent or trustee of, or in a similar capacity with, another corporation, partnership, joint venture, trust or other enterprise (all such persons being referred to as an “Indemnitee”), or by reason of any action alleged to have been taken or omitted in such capacity, against all expense, liability and loss (including attorneys’ fees, judgments, fines, ERISA excise taxes, penalties and amounts paid in settlement) reasonably incurred in connection with such action, suit or proceeding and any appeal therefrom, to the fullest extent allowed under the DGCL. Our amended and restated bylaws also provide that we shall advance to any person who was or is a party or is threatened to be made a party to any action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he or she is or was a director or executive officer of the Company, or is or was serving at our request as a director or executive officer of another corporation, partnership, joint venture, trust or other enterprise, prior to the final disposition of the proceeding, promptly following request therefor, all expenses incurred by any director or executive officer in connection with such proceeding. However, if the DGCL requires, an advancement of expenses incurred by a director or executive officer in his or her capacity as a director or executive officer (and not in any other capacity in which service was or is rendered by such indemnitee, including service to an employee benefit plan) shall be made only upon delivery to us of an undertaking by or on behalf of such indemnitee, to repay all amounts so advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such indemnitee is not entitled to be indemnified for such expenses under our amended and restated bylaws or otherwise.

Indemnification Agreements and Insurance Matters

In addition, we have entered into indemnification agreements with each of our current directors and executive officers. These agreements require us to indemnify these individuals to the fullest extent permitted under Delaware law against liabilities that may arise by reason of their service to us and to advance expenses incurred as a result of any proceeding against them as to which they could be indemnified. We also intend to enter into indemnification agreements with our future directors and executive officers.

We also maintain standard policies of insurance under which coverage is provided to our directors and officers against losses arising from claims made by reason of breach of duty or other wrongful act, and to us with respect to payments which may be made by us to such directors and officers pursuant to the above indemnification provisions or otherwise as a matter of law.

The above discussion of our amended and restated certificate of incorporation, as amended, our amended and restated bylaws, our indemnification agreements with our current directors and executive officers and Sections 102 and 145 of the DGCL is not intended to be exhaustive and is respectively qualified in its entirety by such amended and restated certificate of incorporation, such amended and restated bylaws, such indemnification agreements and such statutes.

To the extent that our directors, officers and controlling persons are indemnified under the provisions contained in our amended and restated certificate of incorporation, as amended, Delaware law or contractual arrangements against liabilities arising under the Securities Act, we have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Item 16. Exhibits and Financial Statements Schedules.

Exhibit Number	Description
2.1	Deed of Amendment and Restatement to Scheme Implementation Deed, dated September 13, 2023, between Incannex Healthcare Limited and Incannex Healthcare Inc. (incorporated by reference to Exhibit 2.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023)
3.1	Amended and Restated Certificate of Incorporation, as filed with the Secretary of State of the State of Delaware on July 31, 2023 (incorporated by reference to Exhibit 3.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023)
3.2	Amended and Restated Bylaws, dated November 20, 2023 (incorporated by reference to Exhibit 3.2 of the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023)
4.1	Description of Securities (incorporated by reference to Exhibit 99.1 of the Company’s Current Report on Form 8-K filed with the SEC on November 29, 2023)
4.2	Form of Series A Warrant (incorporated by reference to Exhibit 4.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2025)
4.3	Form of Pre-Funded Warrant (incorporated by reference to Exhibit 4.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2025)
5.1*	Opinion of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C.
10.1^	Form of Securities Purchase Agreement (incorporated by reference to Exhibit 10.1 of the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2025)
10.2^	Form of Registration Rights Agreement (incorporated by reference to Exhibit 10.2 of the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2025)
10.3	Form of Placement Agency Agreement (incorporated by reference to Exhibit 10.3 of the Company’s Current Report on Form 8-K filed with the SEC on March 10, 2025)
23.1*	Consent of Grant Thornton, Independent Registered Public Accountants.
23.2*	Consent of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C. (included in its opinion filed as Exhibit 5.1)
24.1*	Power of Attorney (included on signature page of the Registration Statement).
107*	Calculation of Filing Fee Table.

*	Filed herewith.
^	Certain schedules to this exhibit have been omitted pursuant to Item 601(a)(5) of Regulation S-K. Copies of the omitted schedules will be furnished to the SEC upon request.

Item 17. Undertakings

The undersigned Registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the Registrant pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by the Registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date; or

(5) For purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by a Registrant of expenses incurred or paid by a director, officer or controlling person of a Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, that Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in New South Wales, Australia, on March 24, 2025.

INCANNEX HEALTHCARE INC.

By:	/s/ Joel Latham
Joel Latham
Chief Executive Officer, President and Director
(principal executive officer)

By:	/s/ Joseph Swan
Joseph Swan
Chief Financial Officer (principal financial and accounting officer)

POWER OF ATTORNEY

Each person whose signature appears below constitutes and appoints Joel Latham and Joseph Swan, and each or any of them, his true and lawful attorney-in-fact, with full power of substitution and re-substitution for him and in his name, place and stead, in any and all capacities to sign any and all amendments including pre- and post-effective amendments to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that said attorney-in-fact or his substitute, each acting alone, may lawfully do or cause to be done by virtue thereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Joel Latham	Chief Executive Officer, President and Director	March 24, 2025
Joel Latham	(principal executive officer)

/s/ Joseph Swan	Chief Financial Officer	March 24, 2025
Joseph Swan	(principal financial and accounting officer)

/s/ Troy Valentine	Director	March 24, 2025
Troy Valentine

/s/ Peter Widdows	Director	March 24, 2025
Peter Widdows

/s/ George Anastassov	Director	March 24, 2025
George Anastassov

/s/ Robert Clark	Director	March 24, 2025
Robert Clark